UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 4, 2021

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6940 Columbia Gateway Dr., Suite 470, Columbia MD, 21046

(Address of principal executive offices and zip code)

(410) 970-7800
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02  Termination of a Material Definitive Agreement

As previously reported in the Current Report on Form 8-K filed by GSE Systems, Inc. (the “Company”) on April 30, 2020, the Company received a forgivable loan in the principal amount of $10,000,000 (the “PPP Loan”) under the Small Business Administration (the “SBA”) Paycheck Protection Program created by the Coronavirus Aid, Relief and Economic Security Act of 2020.  The PPP Loan was evidenced by a Citizens Bank, N.A., Paycheck Protection Note (the “Promissory Note”) dated April 24, 2020, made in favor of Citizens Bank, N.A. (the “Lender”).  The Promissory Note had a two-year term, maturing on April 24, 2022, and bore interest at a rate of 1.00% per annum.  Unless forgiven by the SBA, monthly principal and interest payments, less the amount of any forgiveness, were to commence on October 25, 2020.

On August 4, 2021, the Company received notification from the Lender that the SBA had forgiven the PPP Loan (including all accrued interest thereon).  On August 5, 2021, the Company received the official notification of forgiveness from the SBA with a forgiveness payment date of July 30, 2021.  The forgiveness of the PPP Loan will be recognized during the Company’s third fiscal quarter ending September 30, 2021.

Additional information about the PPP Loan can be found in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on April 30, 2020, as well as in the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission on April 13, 2021, and the Company’s latest Quarterly Report on Form 10-Q filed by the Company with the U.S. Securities and Exchange Commission on May 17, 2021.

GSE SYSTEMS, INC.

/s/ Daniel Pugh
Daniel Pugh
Secretary, Chief Legal and Risk Officer
August 6, 2021